UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2023

Financial Institutions, Inc.
(Exact Name of Registrant as Specified in its Charter)

New York	000-26481	16-0816610
(State or Other Jurisdiction	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

220 Liberty Street Warsaw, New York		14569
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (585) 786-1100

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	FISI	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 8, 2023, Financial Institutions, Inc. (the “Company”) announced the resignations of Sean M. Willet, Executive Vice President and Chief Administrative Officer, and Justin K. Bigham, Executive Vice President and Chief Community Banking Officer.

Mr. Willett will remain with the Company through December 31, 2023, to support a smooth transition of the functions he previously oversaw, before pursuing a new opportunity as the chief executive officer of an out-of-market bank.

Mr. Bigham and Five Star Bank, the wholly owned subsidiary of the Company (the “Bank”), entered into a Separation Agreement and Release of All Claims (the “Separation Agreement”).  Pursuant to the Separation Agreement, Mr. Bigham’s employment will terminate as of the close of business on December 8, 2023.  The Bank will make a lump sum cash payment to Mr. Bigham in an amount equal to $250,000, subject to required tax withholding, payable within 45 days of the execution of the Separation Agreement. The payment set forth in the Separation Agreement is in exchange for Mr. Bigham executing and not revoking the general release of claims included therein and complying with certain obligations including, but not limited to, standard confidentiality, cooperation, and non-disparagement provisions as well as non-solicitation of Bank employees and customers provisions. In the event that Mr. Bigham breaches his obligations under the Separation Agreement, the Bank may suspend or cancel the payment provided under the Separation Agreement in addition to seeking any other legal or equitable remedy available.

The foregoing summary is qualified in its entirety by the full text of the Separation Agreement, a copy of which the Company intends to file as an exhibit to its Annual Report on Form 10-K.

Item 7.01 Regulation FD Disclosure

The Company published an investor presentation regarding the restructuring of the Company’s leadership. The presentation is available on the Company’s website at www.FISI-investors.com under “Events & Presentations”. Investors should note that the Company announces material information in Securities and Exchange Commission (“SEC”) filings and press releases. Based on guidance from the SEC, the Company may also use the Investor Relations section of its corporate website, www.FISI-investors.com, to communicate with investors about the Company. It is possible that the information posted there could be deemed to be material information. The information on the Company’s website is not incorporated by reference into this Current Report on Form 8-K. This information is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (“Exchange Act”), as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, of the Exchange Act, whether made before or after the date of this report, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events
On December 8, 2023, the Company issued a press release announcing the Company’s restructuring of its leadership.  A copy of the press release dated December 8, 2023 is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits
(d)  Exhibits.
Exhibit No.	Description

99.1	Press Release issued by Financial Institutions, Inc. on Leadership Changes, December 8, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Financial Institutions, Inc.
DATE: December 8, 2023	By:	/s/ W. Jack Plants II
W. Jack Plants II Executive Vice President, Chief Financial Officer and Treasurer